                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT"), made and entered into this 31st day of January, 2001, by and between HYLAND SOFTWARE, INC., an Ohio corporation (the "COMPANY"), and RECALL TOTAL INFORMATION SYSTEMS, INC., a Delaware corporation (the "INVESTOR").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement dated of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which the Investor is purchasing from the Company an aggregate of 564,845 Common Shares (the "SHARES") of the Company, no par value per share (the "COMMON STOCK"); and

         WHEREAS, as a material inducement to the Investor to enter into the Purchase Agreement and purchase the Shares, the Company has agreed to enter into this Agreement with the Investor;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency.

                  "Holder" shall mean each of the Investor and any transferee of Registrable Securities who, pursuant to Section 13 below, is entitled to registration rights hereunder.

                  "Initial Public Offering" shall mean the closing of an initial public offering that results in the Company being required to register a class of securities under the 1934 Act.

                  "Other Holders" shall mean persons who hold Other Registrable Securities.

                  "Other Registrable Securities" shall mean securities of the Company held by any person other than a Holder if and to the extent such person holds contractual registration rights in respect of such securities.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as hereinafter defined), and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" shall mean (i) the Shares initially issued to the Investor pursuant to the Purchase Agreement and; (ii) any other securities issued or issuable with respect to the Shares by way of a dividend, distribution or split, or in connection with a combination of shares, recapitalization, merger, consolidation or similar event; and (iii) any other securities of any issuer which shall be issued to any Holder in exchange for or in consideration of the surrender of any Registrable Securities in a transaction in which such other issuer shall become an affiliate of or successor to the Company, including any such other securities issued upon the surrender of any Registrable Securities in a merger, consolidation or reorganization involving the Company; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold through a broker, dealer, or underwriter in a public distribution or public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  "Restricted Securities" shall mean the securities of the Company or other entity that are required to bear the legend set forth in
Section 3 hereof (or any similar legend).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Holders.

                  "Shareholders' Agreement" shall mean that certain Shareholders' Agreement, dated as of the date hereof, by and among the Company, the Investor and certain shareholders of the Company.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         2. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act, as well as any conditions set forth in the Shareholders' Agreement. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement and in the Shareholders' Agreement.

         3. Restrictive Legend. Each certificate representing Registrable Securities, unless otherwise permitted by the provisions of Section 4 below, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS IT IS FIRST ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH SALE OR TRANSFER.

         4. Successor Entities. The Company shall not enter into any instrument or agreement providing for a reorganization or recapitalization of the Company, a sale of all or substantially all of its assets, a merger, consolidation, exchange of securities or other transaction involving the Company, in any such case in which the Holders of the Registrable Securities receive in respect thereof other securities of the Company or of any other entity that are treated as Restricted Securities and required to bear the legend under Section 3 above, unless provision is made therein for the preservation of the rights of the Holders hereunder with respect to the securities received by them in such transaction (including the execution and delivery by the purchaser of all or substantially all of the Company's assets or any successor entity to the Company, if the Company is not the surviving entity of such transaction, of an agreement providing each of the Holders with rights that are substantially similar to those granted hereunder).


         5.       Requested Registration.

                  (a) Request for Registration. In case, at any time after the date that is six months after the final closing of the Company's Initial Public Offering, the Company shall receive from any Holder then holding Registrable Securities that are registrable under this Section 5(a) a written request that the Company effect any registration, qualification or compliance with respect to such Registrable Securities, the Company will:

                          (i) promptly give written notice of the proposed
                 registration, qualification or compliance to any and all other Holders; and

                          (ii) as soon as practicable, use its best efforts to
                 effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder(s) joining in such request as are specified in a written request received by the Company within ten (10) business days after receipt of such written notice from the Company;

                  provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5 for any or all of the Holders (whether or not a particular Holder has requested registration hereunder):

                                    (A) more than one (1) time on Form S-1 (or
                           any other or successor "long form" registration
                           form);

                                    (B) in the case of any requested
                           registration not described in paragraph (A), on any registration form other than Form S-3 (or any successor registration form thereto);

                                    (C) more than one (1) time in any twelve
                           (12) month period;

                                    (D) with respect to more than 1/3 of the
                           Registrable Securities initially issued to the Investor during the six (6) month period beginning six (6) months after the final closing of the Initial Public Offering;

                                    (E) with respect to more than 2/3 of the
                           Registrable Securities initially issued to the Investor during the six (6) month period beginning twelve (12) months after the final closing of the Initial Public Offering;

                                    (F) in any particular jurisdiction in which
                           the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction; or

                                    (G) during the period commencing with the
                           effective date of a registration by the Company for an underwritten public offering by the Company for its own account and ending ninety (90) days following such effective date.

         Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of any Holder(s).

                  (b) Right to delay registration. If the Company shall furnish to the Holder or Holders requesting a registration pursuant to this Section 5 a certificate signed by a duly authorized representative of the Company stating that, in the good faith judgment of the Board of Directors of the Company, compliance by the Company with its disclosure obligations in connection with such registration would be detrimental to the Company or its securityholders generally and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than forty-five (45) days after receipt of the request of the Holder or Holders requesting such registration. In addition, if, within a period of thirty (30) days after receipt of the request for registration under this Section 5, the Company shall furnish to the Holder or Holders requesting such registration a certificate signed by a duly authorized representative of the Company stating that the Company is then considering (or wishes to consider) whether to effect an underwritten public offering for its own account, the Company shall have the right to defer such filing for a period ending not more than thirty (30) days after receipt of the request of the Holder or Holders requesting such registration while it considers such an offering, and if the Company, within such 30-day period, then notifies the requesting Holder(s) that the Company has determined to proceed with such offering for its own account and, within thirty (30) days after delivering such notice, then files a registration statement for such an offering, the Company shall be permitted to further defer the filing of the requested registration under this Section 5 for an additional period ending on the earlier of the date the Company shall subsequently determine not to pursue such offering or ninety (90) days after the effective date of the registration statement relating to such offering. Notwithstanding the foregoing, (i) the Company shall not be entitled to exercise the delay rights set forth in the first sentence of this Section 5(b) more than one (1) time in any twelve (12) month period, (ii) the Company shall not be permitted to exercise its delay rights under the second sentence of this Section 5(b) more than one (1) time in any six (6) month period, and (iii) the Company shall not be entitled to delay any requested registration(s) hereunder for more than one-hundred-eighty (180) days, in the aggregate, within any twelve (12) month period.

                  (c) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5(a) and the Company shall include such information in the written notice referred to in Section 5(a). The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the participating Holders) to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the mutual agreement of the Company and a majority in interest of the participating Holders. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Holders in writing that market or marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 5(a), the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that no Registrable Securities requested to be included in such registration by the Holders shall be excluded from such registration unless and until all other securities of the Company have first been excluded therefrom. No Registrable Securities excluded from the registration by reason of the managing underwriter's limitation shall be included in such registration.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other participating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 5(c).

                  (d) Other Holders. The Company shall be entitled to include in any registration statement referred to in this Section 5 securities to be sold by the Company for its own account and for the accounts of Other Holders, except as and to the extent that in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), inclusion of the full number of such additional securities would adversely affect the marketing of the Registrable Securities held by the participating Holders. If the managing underwriter delivers such an opinion, then the managing underwriter may limit the number of such additional securities to be included in such registration and underwriting. The number of such additional securities to be excluded from such registration by reason of the managing underwriter's limitation shall be taken first from the Other Holders of such additional securities other than the Company, pro rata among them on the basis of the number of such additional securities each such Other Holder has proposed to include in such registration, and only after all additional securities held by such Other Holders have been excluded shall any additional securities proposed to be included by the Company for its own account be excluded. None of such additional securities excluded from the registration by reason of the managing underwriter's limitation shall be included in such registration.

         6.       Company Registration.

                  (a) Notice of Registration. If the Company shall determine to register any of its securities of the same class as the Registrable Securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction required to be registered under Rule 145 under the Securities Act, the Company will:

                           (i) promptly give to each Holder written notice
                  thereof; and

                           (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 business days after receipt of such written notice from the Company, by any Holder or Holders, provided that to the extent so advised by the underwriters, the Company may limit the amount of Registrable Securities to be included by the Holders in any registration and, to the extent so advised by the underwriters, all Registrable Securities entirely from the registration relating to the Company's Initial Public Offering.

                  (b) If the registration of which the Company gives notice under Section 6(a) is for a public offering involving an underwriting, the Company shall so advise the Holders by written notice. All Holders and Other Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 6, if the representative of the underwriters advises the Company in writing that, in its opinion, inclusion of the full number of Registrable Securities and Other Registrable Securities requested to be included in the registration by Holders and Other Holders would adversely affect the underwriting, the representative may limit the number of Registrable Securities and Other Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders requesting registration of Registrable Securities of the limitation and the number of Registrable Securities to be excluded from the registration by reason of the limitation imposed by the representative. The securities to be excluded from registration shall be taken from the Registrable Securities and the Other Registrable Securities allocated pro rata among the Holders and Other Holders, based on the ratio that the number of securities held by such Holder or Other Holder and proposed to be registered bears to the total number of Registrable Securities and Other Registrable Securities proposed to be registered by all of the Holders and Other Holders participating in the registration.

                  If any Holder or Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration.

                  (c) Notwithstanding the foregoing, the Company may, in its sole discretion and without the consent of or prior notice to any Holders or Other Holders, withdraw any registration statement referred to in this Section 6 and abandon the proposed offering at any time without thereby incurring any liability to any Holder or Other Holder.

         7. Expenses of Registration. Each of the Holders participating in any registration pursuant to Section 5 will pay its respective pro rata share of all Registration Expenses incurred in connection with any such requested registration, with each Holder's pro rata share determined on the basis of the number of such Holder's securities so registered in proportion to the total number of securities registered. Each of the Holders participating in any registration pursuant to Section 5 or Section 6 shall pay its own Selling Expenses and fees and expenses of its counsel relating to securities registered by such Holder.

         8. Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating in such registration, qualification or compliance advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

                  (a) Keep such registration, qualification, or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company or at the request of the Company pursuant to clause (ii) of this
Section 8(a); and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 (or any successor rule) under the Securities Act permits an offering on a continuous or delayed basis; and further provided that the Company may, at any time (but not on more than two (2) occasions in any 12-month period) cause the suspension of sales for up to thirty (30) days on each such occasion by notifying (on two (2) days advance written notice) the Holders whose Registrable Securities are the subject matter of such registration statement that the Company is exercising its rights under this clause and that sales must be suspended because the Company reasonably believes it possesses material information, disclosure of which in the Company's judgment would be detrimental to the Company, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (a) includes any prospectus required by Section 10(a)(3) of the Securities Act or (b) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (a) and (b) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act.

                  (b) Furnish such number of prospectuses and other documents incident thereto as Holders from time to time may reasonably request in order to facilitate the disposition of securities owned by them.

                  (c) Prepare and file with the Commission, as promptly as practicable, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, that (i) each such Holder agrees that, immediately upon its receipt of any notice from the Company under this Section 8(f), such Holder shall suspend use of the affected prospectus and registration statement until the same have been corrected by the Company by amendment or supplement, and (ii) the Company shall file, as promptly as practicable, and in any event within five (5) business days, such amendment or supplement to such registration statement or prospectus as shall be required to cause such prospectus no longer to include an untrue statement or material fact or to omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances then existing.

         9. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder is immediately able to sell all Registrable Securities held by it pursuant to Rule 144 promulgated under the Securities Act without regard to any volume limitations thereunder, and has been issued a certificate or certificates representing such Registrable Securities which does not bear a restrictive legend referring to the Securities Act as provided for under Section 3.

         10. Indemnification.

                  (a) The Company will indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each of such Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or the 1934 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, each person controlling such Holder, each such underwriter and each person who controls such underwriter, for any reasonable legal and any other reasonable expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (1) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by any such Holder or underwriter specifically for use therein, (2) in the case of a registration that is not underwritten, the sale of Registrable Securities to any person to whom any such Holder failed to send or give, at or prior to the closing of such sale, a final prospectus or any amendment or supplement thereto, (3) the use by any such Holder or underwriter of any prospectus, registration statement or amendment or supplement thereto during any period of suspension under Section 8(a) or Section 8(f).

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter, if any, of the Company's securities covered by such a registration statement and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors, and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the 1934 Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such Holders, such directors, officers, such underwriters or such control persons for any reasonable legal or any other reasonable expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in the case of any untrue statement (or alleged untrue statement) or omission (or alleged omission), to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the gross proceeds, before Registration Expenses, Selling Expenses, other expenses and commissions, to such Holder of Registrable Securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statement, omissions or violations that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, whether the violation of any rule or regulation was committed by the Indemnified Party or by the Indemnifying Party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission or violation.

                  (e) The indemnification provided for under this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of securities.

         11. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after ninety (90) days after the effective date of the registration statement filed in connection with the Company's Initial Public Offering, and until such time as the Company no longer has a class of securities registered under the 1934 Act, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                  (c) Furnish to Holders of Registrable Securities, forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

         13. Transfer of Registration Rights. The right to cause the Company to register Registrable Securities granted the Holder hereunder may be assigned to a transferee or assignee of such Registrable Securities, provided that such transferee or assignee is (a) an affiliate (as that term is defined in Rule 405 promulgated under the Securities Act) of the transferring Holder at the time of such transfer, (b) a shareholder of such Holder, where such Holder is a corporation, (c) the estate of any such Holder or of any permitted transferee of such Holder under clause (a) or (b), (d) the spouse, siblings, lineal descendants or ancestors of any of the foregoing by gift, will or intestate succession, (e) a trust for the benefit of such Holder, any permitted transferee of such Holder under clause (a) or (b), or the spouse, siblings, lineal descendants or ancestors of any of the foregoing, or (f) any other transferee of all of the Registrable Securities then held by such Holder, if such Registrable Securities are transferred in accordance with any applicable restrictions set forth in the Shareholders' Agreement and prior to the consummation of the Company's Initial Public Offering. No other transfer or assignment of this Agreement, or of any of the rights, benefits, obligations or burdens of any Holder hereunder, shall be effective unless the Company shall have given its prior written consent to such transfer or assignment, in its sole and absolute discretion.

         14. Market Stand-Off Agreement. Each of the Company and each Holder hereby agrees that, during the period specified by the managing underwriter of an underwritten public offering of equity securities of the Company for the account of the Company or any Holder hereunder (but in any event not to exceed ninety (90) days) following the effective date of the registration statement relating to such underwritten public offering, such Holder shall not, to the extent requested by such managing underwriter, directly or indirectly effect any sale of any equity securities of the Company except pursuant to such registration; provided, however, that each Holder shall be subject to such limitation if and only if all of the Company's officers, directors and other holders of more than 5% of the common equity securities of the Company then outstanding have entered into substantially similar agreements and remain bound thereby.

         15. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Ohio, without giving effect to the conflict of laws provisions thereof.

         16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         17. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder, to such

Holder's address set forth on Exhibit A, or at such other address as such Holder shall have furnished to the Company in writing for purposes of any notices hereunder, or (b) if to the Company, to its address set forth in the Shareholders' Agreement, to the attention of its corporate Secretary, or at such other address as the Company shall have furnished to the Holders for purposes of any notices hereunder.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         19. Amendment. Any provision of this Agreement may be amended, waived or modified only upon the written consent of each of the parties hereto; provided, that any party to this Agreement may waive any of such party's rights or the Company's obligations hereunder without obtaining the consent of any other person.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                                    HYLAND SOFTWARE, INC.

                                    By: /s/ J. Packy Hyland Jr.
                                        ----------------------------------------
                                    Name: J. PACKY HYLAND JR., CEO
                                    Title: CEO

                                    RECALL TOTAL INFORMATION
                                    MANAGEMENT, INC.

                                    By: /s/ Alfredo Trujillo
                                        ----------------------------------------
                                    Name: Alfredo Trujillo
                                    Title: Vice President